Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Appoints New Director and Expands Board

HOUSTON, August 15, 2019 — Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced the appointment of Steven P. Stanbrook to its Board of Directors, effective immediately.  With this addition, the Group 1 Automotive Board now comprises ten directors, of whom eight are independent.

Mr. Stanbrook is a seasoned business leader with over 30 years of experience operating across the global consumer packaged goods sector.  In 2015, Mr. Stanbrook retired from S.C. Johnson, Inc., a global manufacturer and marketer of household products, following a distinguished 19-year career serving in various roles, including most recently as Chief Operating Officer, International Markets.  Prior to his career with S.C. Johnson, Mr. Stanbrook served in a variety of senior leadership positions with both Sara Lee Corporation, including Chief Executive Officer of Sara Lee Bakery, and CompuServe, the leading, global Internet Service Provider.

Currently, Mr. Stanbrook serves on the Board of Directors of Imperial Brands plc, a British multinational company listed on the London Stock Exchange, and Cott Corporation, a water, coffee, tea, extracts and filtration service company, jointly listed on the New York and Toronto Stock Exchanges.  In the private sector, he’s also on the Board of the Vollrath Company, LLC, a commercial and institutional foodservice equipment supplier. Additionally, he’s an Executive Advisory Partner at Wind Point Partners, a Chicago-based private equity firm, where he serves on the Board of Directors of one of their portfolio companies, Voyant Beauty LLC, a contract manufacturer of personal and beauty care products.

Mr. Stanbrook previously served on the boards of Chiquita Brands International, Inc., the leading, international value-added produce marketer and Hewitt Associates, Inc., a provider of human capital, management consulting and outsourcing services.

Stephen Quinn, Group 1’s chairman stated, “We are pleased to add someone of Steven’s vast business and international operating experience to our board of directors.”  Additionally, Earl Hesterberg, Group 1’s president and chief executive officer added, “Steven’s extensive knowledge of global markets is invaluable to Group 1 as we continue to operate and grow in the U.K. and Brazilian markets.  We are delighted to have him join us, effective immediately.”

About Group 1 Automotive, Inc.

Group 1 owns and operates 184 automotive dealerships, 239 franchises, and 48 collision centers in the United States, the United Kingdom and Brazil that offer 31 brands of automobiles.  Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com, www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,”

Group 1 Automotive, Inc.

“may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:

Sheila Roth

Manager, Investor Relations

Group 1 Automotive, Inc.

713-647-5741 | sroth@group1auto.com

Media contacts:

Pete DeLongchamps

V.P. Manufacturer Relations, Financial Services and Public Affairs

Group 1 Automotive, Inc.

713-647-5770 | pdelongchamps@group1auto.com

or

Clint Woods

Pierpont Communications, Inc.

713-627-2223 | cwoods@piercom.com